UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

---------------------------------------------

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2008

-------------------------------------------

FIRST CITIZENS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-16471	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road Raleigh, North Carolina		27609
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 716-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Our wholly-owned subsidiary First-Citizens Bank & Trust Company (FCB) has entered into written agreements with the executive officers named below, which provide for payments to the officers or their beneficiaries following the officers’ separation from service at an agreed upon age or death. The new agreements supersede and replace similar agreements that previously were in effect with those officers and reflect increases in the amounts of payments provided for in the previous agreements. Under the new agreements between FCB and its officers named below, FCB will make monthly payments to each officer for a period of ten years beginning after their separation from service on January 1, 2011, or on a later date elected by them at least 12 months prior to their original separation from service date. In return for those payments, each officer has agreed to provide limited consulting services to, and not to “compete” (as defined in the agreements) against FCB during the payment period. If an officer dies while employed by FCB, or before all payments have been made following his separation from service, remaining payments under the officer’s agreement will be made to the officer’s designated beneficiary or estate. If an officer’s employment is terminated for any reason other than separation from service at an agreed upon age or death, the officer’s agreement also will terminate and no payments will be made. FCB may terminate an officer’s agreement for any reason without obligation at any time prior to separation from service at an agreed upon age or death.

Name	Relationship with us	Date of execution	Monthly payment amount
Lewis R. Holding	Chairman and principal shareholder	2008-02-28	$45,609
Frank B. Holding	Executive Vice Chairman and principal shareholder	2008-02-28	$45,609

The agreements were approved by FCB’s Board of Directors following the review and favorable recommendation of the joint Compensation Committee of First Citizens BancShares, Inc. and FCB’s Boards of Directors.

Item 9.01.          Financial Statements and Exhibits.

(c)      Exhibits.   The following exhibits are being filed with this Report:

Exhibit No.	Exhibit Description
10.1	Executive Consultation, Separation from Service and Death Benefit Agreement between Registrant’s subsidiary First-Citizens Bank & Trust Company and Lewis R. Holding
10.2	Executive Consultation, Separation from Service and Death Benefit Agreement between Registrant’s subsidiary First-Citizens Bank & Trust Company and Frank B. Holding

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

FIRST CITIZENS BANCSHARES, INC. (Registrant)

Date: March 4, 2008	By:	/s/ Kenneth A. Black
Kenneth A. Black Chief Financial Officer